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                                                                   Exhibit 3b(1)

                             State of North Carolina
                      Department of the Secretary of State

                              ARTICLES OF AMENDMENT
                                CP&L ENERGY, INC.

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.   The name of the corporation is CP&L Energy, Inc.

2.   The text of each amendment adopted is as follows:

          Article I of the Articles of Incorporation shall be amended and restated to read "The name of the Corporation is Progress Energy, Inc. (the 'Corporation')."

3.   The date of adoption of the amendment was June 15, 2000.

4. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

5.   These articles will be effective upon filing.

This the 4th day of December, 2000
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                                                    CP&L ENERGY, INC.


                                                    By: /s/ William D. Johnson
                                                        ----------------------
                                                    William D. Johnson
                                                    Executive Vice President and
                                                    Corporate Secretary